PREPARED OUTSIDE THE
COMMONWEALTH OF VIRGINIA BY:
Matthew Heinke, Esq.
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue, Milwaukee, WI 53202

RECORDING REQUESTED BY

____

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue - Rm N16WC
Milwaukee, WI 53202
Attn: Nadine T. Hansohn
Loan No. 342075

20170100017484 Pg. 1 OF 25
08/25/2017 12:42:12 PM
Doc Type: ELRTRUST;
Paul Ferguson, Clerk
Arlington County Clerk
Grantor Tax: $.00
State Tax: $234100.00
Recording Fee:$56.00

Tax Parcel No. 13-027-044

SPACE ABOVE THIS LINE FOR RECORDER'S USE

THIS IS A CREDIT LINE DEED OF TRUST

DEED OF TRUST and SECURITY AGREEMENT

THIS DEED OF TRUST and SECURITY AGREEMENT is made as of the 14th day of August, 2017 by 750 NORTH GLEBE LLC, a Delaware limited liability company, whose mailing address is 7501 Wisconsin Avenue, Suite 1500E, Bethesda, MD 20814, Attn: Scott V. Schneider, herein called "Grantor", to ERIC J. EKEROTH, a resident of Virginia, whose mailing address is 8444 Westpark Drive, Suite 600, McLean, VA 22102, herein called "Trustee", for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Beneficiary":

WITNESSETH, That Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession, the following property (herein referred to as the "Property"):

A. The land in the County of Arlington, in the Commonwealth of Virginia, described in Exhibit "A" attached hereto and incorporated herein (the "Land");

SUMITTED FOR ELECTRONIC RECORDING BY:
Commonwealth Land Title Insurance Company
Fidelity National Title Insurance Company
1620 L Street, NW, 4th Floor
Washington, DC 20036 1 of 3
File No. 16-003018

B. All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

C. All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Grantor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, and all furniture and easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto;

D. Grantor's interest in all articles of personal property of every kind and nature whatsoever, including, but not limited to all carpeting, draperies, ranges, microwave ovens, refrigerators, dishwashers, easily removable equipment, fixtures, furniture and dehumidification equipment, now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Grantor; and

E. All building and construction materials, fixtures, equipment and tangible personal property of every kind and nature whatsoever, delivered to and stored on the Property and intended to be incorporated into the buildings and improvements thereon.

Grantor agrees not to sell, transfer, assign or remove anything described in B, C, D and E above now or hereafter located on the Land without prior written consent from Beneficiary unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value or such items are no longer needed for the operation of the Property.

Without limiting the foregoing grants, Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor's present and hereafter acquired right, title and interest in and to the Property and any and all:

F. cash and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Beneficiary or a third party, or otherwise deposited with, or in the possession of, Beneficiary pursuant to the Loan Documents; and

G. surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property; and

H. accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal property of Grantor (including, without limitation, any and all rights in the property name "The Waycroft Apartments at Wilson & Glebe"); and

I. subject to the conditions set forth below in the sections entitled **"Insurance"** and **"Condemnation"**, present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:

(a) Payment to the order of Beneficiary of the indebtedness evidenced by a Promissory Note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Grantor for the principal sum of ONE HUNDRED FIFTY-SEVEN MILLION DOLLARS ($157,000,000.00), with final maturity no later than September, 15, 2035 and with interest as therein expressed (which Promissory Note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

(b) Payment of all sums that may become due Beneficiary under the provisions of, and the performance of each agreement of Grantor contained in, the Loan Documents.

"Loan Documents" means this instrument, the Note, that certain Loan Application dated March 30, 2017 from Grantor to Beneficiary and that certain acceptance letter issued by Beneficiary dated May 25, 2017 (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents of even date herewith between Grantor and Beneficiary (the "Absolute Assignment"), that certain Funding Agreement of even date herewith between Grantor and Beneficiary (the "Funding Agreement"), that certain Certification of Borrower of even date herewith and any other agreement entered into or document executed by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by Saul Centers, Inc., a Maryland corporation (the "Principal"), to Beneficiary (the "Environmental Indemnity Agreement"), as any of the foregoing may be amended from time to time.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR COVENANTS AND AGREES:

Payment of Debt. Grantor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

Ownership. Grantor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Beneficiary. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the claims of any and all persons whomsoever.

Maintenance of Property and Compliance with Laws. Grantor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and, subject to the rights of tenants at the Property, to permit Beneficiary to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Beneficiary determines to be necessary in order to monitor Grantor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

Tenants Using Chlorinated Solvents. Grantor agrees not to lease any of the Property, without the prior written consent of Beneficiary, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses.

Business Restriction Representation and Warranty. Grantor represents and warrants that each of Grantor, all persons and entities owning (directly or indirectly) at least a ten percent (10%) ownership interest in Grantor, all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in

favor of Beneficiary in connection with the Indebtedness (excluding owners of common stock in a corporation or other organization that is traded on a national securities exchange or in the over-the-counter securities market, provided such shareholder (including all affiliates of such shareholder) does not own a ten percent (10%) or greater (directly or indirectly) ownership interest in such entity): (i) is not, and shall not become, a person or entity with whom Beneficiary is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is not, and shall not become, a person or entity with whom Beneficiary is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) or (ii) above.

Insurance. Grantor agrees to keep the Property insured for the protection of Beneficiary and Beneficiary's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Beneficiary may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Beneficiary, or at Beneficiary's option, to keep evidence of insurance acceptable to Beneficiary evidencing all insurance coverages required hereunder on deposit with Beneficiary, which evidence shall reflect at least thirty (30) days' notice of cancellation to Beneficiary and shall list Beneficiary as the certificate holder or as a similar additional interest with Beneficiary's correct mailing address and the loan number assigned to the loan (342075); if Grantor requests Beneficiary to accept a different form of evidence, Beneficiary shall not unreasonably withhold its consent, provided, a copy of a standard mortgagee endorsement in favor of Beneficiary stating that the insurer shall provide at least thirty (30) days' notice of cancellation to Beneficiary accompanies such evidence. Grantor shall furnish Beneficiary with renewals of all applicable insurance evidence no later than the actual insurance expiration date.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt written notice thereof to Beneficiary. Following the occurrence of a casualty, Grantor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the improvements on the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. All insurance loss proceeds from all property insurance policies, whether or not required by Beneficiary (less expenses of collection) shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Grantor, but such application or release shall not cure or waive any default under any of

the Loan Documents. If Beneficiary elects to apply the insurance loss proceeds on the Indebtedness, no Prepayment Fee (as defined in the Note) shall be due thereon.

Notwithstanding the foregoing, Beneficiary agrees that, if (A) the insurance loss proceeds are less than $1,000,000.00 (B) the casualty does not materially adversely affect building access and systems and the operation of the Property, (C) Breakeven (as hereinafter defined) has been achieved, and (D) there shall exist no (a) Monetary Default or (b) Non-Monetary Default (as hereinafter defined) under the Loan Documents with respect to which Beneficiary shall have given Grantor notice pursuant to the "**Notice of Default**" provision contained herein (other than a Non-Monetary Default resulting from the occurrence of the casualty), the insurance loss proceeds shall be released to Grantor in a lump sum to be applied to restoration of the Property to its condition prior to the casualty.

Notwithstanding the foregoing, Beneficiary agrees that, if the insurance loss proceeds are more than $1,000,000.00 but less than the unpaid principal balance of the Note and if the casualty occurs prior to the last eighteen (18) months of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a) There is no existing Event of Default (as hereinafter defined) at the time of casualty.

(b) The casualty insurer has not denied liability for payment of insurance loss proceeds to Grantor as a result of any act, neglect, use or occupancy of the Property by Grantor or any tenant of the Property.

(c) Beneficiary shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Grantor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the Indebtedness (without a Prepayment Fee), whether or not due, or be released to Grantor.

(d) If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the casualty, other than that which can be satisfactorily remediated with the funds available for restoration.

(e) Beneficiary shall release casualty insurance proceeds as restoration of the Property progresses provided that Beneficiary is furnished satisfactory

evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) under the Loan Documents and no Non-Monetary Default with respect to which Beneficiary shall have given Grantor notice pursuant to the "**Notice of Default**" provision contained herein. If a Monetary Default shall occur or Beneficiary shall give Grantor notice of a Non-Monetary Default, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the "**Notice of Default**" provision contained herein. If the estimated cost of restoration exceeds $1,000,000.00, (i) the drawings and specifications for the restoration shall be approved by Beneficiary in writing prior to commencement of the restoration, and (ii) Beneficiary shall receive an administration fee equal to one percent (1%) of the cost of restoration but not to exceed $50,000.00.

(f) Prior to each release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring Beneficiary's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Beneficiary.

(g) Grantor shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, reasonable outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary.

(h) All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

(i) Beneficiary shall be satisfied that Projected Debt Service Coverage (as hereinafter defined) of at least 1.16 will be produced from the leasing of space to tenants under Approved Leases (as hereinafter defined).

(j) All leases in effect at the time of the casualty with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Beneficiary shall remain in full force and Beneficiary shall be satisfied that restoration can be completed within a time frame such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

"Breakeven" means the date following Project Final Completion (as hereinafter defined) when, for each of three (3) consecutive months, Debt Service Coverage (as

hereinafter defined) shall have equaled or exceeded 1.00 as demonstrated by evidence satisfactory to Beneficiary.

"Project Final Completion" means (i) the satisfactory lien-free completion of all Improvements (as defined in Funding Agreement) in accordance with the drawings and specifications approved by Beneficiary (including punchlist items, residential tenant finishes, and retail tenant finishes required to be completed by Grantor under such retail lease agreements then in effect), as evidenced by affidavits of completion by all contractors working on the Improvements, final lien waivers by all parties working on, or supplying materials for, the Improvements, certificates of completion by such architects as may be required by Beneficiary, and a final endorsement to Beneficiary's policy of title insurance, and (ii) (a) the receipt by Beneficiary of all certificates of occupancy necessary for occupancy of all of the residential portions of the Improvements, (b)(1) the receipt by Beneficiary of all certificates of occupancy necessary for occupancy of the retail portions of the Improvements that are leased and open for business as of the date that all other conditions in this definition of Project Final Completion are met, (2) the receipt by Beneficiary of all certificates of occupancy evidencing completion of the core and shell of all of the retail portions of the Improvements that are either not leased or leased but the tenant improvement work is not completed as of the date that all other conditions in this definition of Project Final Completion are met, (c) the receipt by Beneficiary of an estoppel certificate from each Anchor Tenant (as hereinafter defined) and NDA Tenant (as defined in the Commitment) who has an executed retail lease agreement in place as of the date that all other conditions in this definition of Project Final Completion are met, along with such additional retail tenants so that Beneficiary has received estoppel certificates from retail tenants whose collective base rent is not less than eighty percent (80%) of the collective base rent due and payable under all executed retail lease agreement in place as of the date that all other conditions in this definition of Project Final Completion are met (notwithstanding the foregoing, if an Anchor Tenant has executed a retail lease agreement as of the date that all other conditions in this definition of Project Final Completion have been met, Project Final Completion shall be extended until such time as all landlord and tenant improvement work under such retail lease agreement has been completed and an estoppel certificate from such Anchor Tenant evidencing the same has been delivered to Beneficiary), an as-built survey, a final set of drawings showing actual changes made during construction, and the consent of each surety which shall have issued a performance and payment bond for the benefit of Beneficiary with respect to the Improvements.

"Anchor Tenant" means a retail tenant under a retail lease agreement pertaining to rentable square feet of 35,000 square feet or more.

"Debt Service Coverage" means a number calculated by dividing Net Income Available for Debt Service (as hereinafter defined) for a fiscal period by the debt service during the same fiscal period under all loans (including the Indebtedness) secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means

the actual debt service due under all loans secured by any portion of the Property based upon an amortization schedule which is the shorter of the actual amortization schedule or 25 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such loans were due monthly.

"Net Income Available for Debt Service means net income (prior to giving effect to any capital gains or losses and any extraordinary items) from the Property, determined in accordance with generally accepted accounting principles, for a fiscal period,

PLUS (to the extent deducted in determining net income from the Property):

(A) Interest on debt secured by any portion of the Property for such fiscal period;

(B) Depreciation, if any, of fixed assets at or constituting the Property;

(C) Amortization, if any, of standard tenant finish expenditures (but specifically *excluding* the amortization of retail tenant finish expenditures by Grantor in excess of $40 per sq. ft. for new retail tenants and $20 per sq. ft. for renewal retail tenants (i.e., above standard retail tenant finishes)); and

(D) Amortization of loan costs and leasing commissions which have been prepaid;

LESS:

(E) An amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

(F) The amortization of free rent and any other tenant concessions and promotional items not deducted in the calculation of net income above;

(G) A replacement reserve for (i) capital improvements, unit remodels and structural items and (ii) future tenant improvements, leasing commissions, based on not less than $374,000.00 per annum;

(H) The amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 92.5% of the apartment units and 96% of the gross leasable retail area in the Property;

(I) The amount, if any, by which the actual management fee is less than 2.5% of gross revenue during such fiscal period;

(J) The amount, if any, by which the actual real estate taxes are less than $2,593,000.00 per annum; <u>and</u>

(K) The amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $3,749,000.00 per annum.

All adjustments to net income referenced above shall be calculated in a manner satisfactory to Beneficiary.

"Approved Leases" means (i) in the case of residential space, leases on Grantor's standard form without material modification, whether or not yet entered in to, covering 90% of the residential area, or (ii) leases with existing retail tenants with a remaining term of at least 3 years or (iii) leases with approved new retail tenants with leases satisfactory to Beneficiary for terms of at least 5 years, to commence not later than sixty (60) days following completion of the restoration.

"Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service (as hereinafter defined) for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 25 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A) The operating expenses of the Property for the last fiscal year preceding the casualty and

(B) the following:

(i) a replacement reserve for (i) capital improvements, unit remodels and structural items and (ii) future tenant improvements, leasing commissions based on not less than $374,000.00 per annum;

(ii) the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 92.5% of apartment units and 96% of the gross leasable retail area in the Property;

(iii) the amount, if any, by which the actual management fee is less than 2.5% of gross revenue during such fiscal period;

(iv) the amount, if any, by which the actual real estate taxes are less than $2,593,000.00 per annum; and

(v) the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $3,749,000.00 per annum.

All projections referenced above shall be calculated in a manner satisfactory to Beneficiary.

Condemnation. Grantor hereby assigns to Beneficiary (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last eighteen (18) months of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in the section entitled "**Insurance**" and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents.

Taxes and Special Assessments. Grantor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Trustee or Beneficiary in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Beneficiary within 30 days after Beneficiary shall have given a written request to Grantor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary. Notwithstanding the foregoing, if any special assessment and/or real estate taxes may, in accordance with applicable law, be paid in installments, then Grantor may pay same in such installments (and prior to delinquency).

Personal Property. With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

(a) Except for the security interest granted hereby, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever; provided that Grantor shall be permitted to have leasing or financing liens on furniture, fixtures and equipment not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate. Grantor shall notify Beneficiary of, and shall indemnify and defend Beneficiary and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

(b) Except as otherwise provided above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Beneficiary.

(c) Grantor is a Limited Liability Company organized under the laws of the State of Delaware. Until the Indebtedness is paid in full, Grantor (i) shall not change its legal name without providing Beneficiary with thirty (30) days prior written notice; and (ii) shall not change its state of organization and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

(d) At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Beneficiary, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary or desirable. Grantor shall also, at Grantor's expense, take any and all other action reasonably requested by Beneficiary to perfect Beneficiary's security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Grantor's commercially reasonable efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Beneficiary's security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

Other Liens. Grantor agrees to keep the Property and any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in Grantor, shall constitute a default under the terms of this instrument; except that upon written notice to Beneficiary, Grantor may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the

Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Beneficiary.

Notwithstanding the provisions of this section or the section hereinafter entitled "**Prohibition on Transfer**", (1) a pledge of any of the limited partnership interests in Saul Holdings Limited Partnership shall not be prohibited provided that the Saul Family Ownership and Control Requirements (as hereinafter defined) remain satisfied at all times, and (2) a pledge of any shareholder's interest in Publicly Traded Saul Centers, Inc. Stock (as hereinafter defined) shall not be prohibited provided that that the Saul Family Ownership and Control Requirements remain satisfied at all times. The rights granted pursuant to this provision are limited to the specified pledge rights and do not include any right to transfer ownership interests, including without limitation, any transfer resulting from an exercise of remedies pursuant to any pledge.

Indemnification, Duty to Defend and Costs, Fees and Expenses. In addition to any other indemnities contained in the Loan Documents, Grantor shall indemnify, defend and hold Beneficiary harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including, but not limited to, costs of title evidence and endorsements to Beneficiary's title insurance policy with respect to the Property and reasonable attorney fees and other costs of defense) of this trust which may be imposed upon, incurred by or asserted against Beneficiary, whether or not any legal proceeding is commenced with regard thereto, in connection with: (i) the enforcement of any of Beneficiary's or Trustee's rights or powers under the Loan Documents; (ii) the protection of Beneficiary's interest in the Property; or (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on any sidewalk, curb, parking area, space or street located adjacent thereto, except to the extent that the same results directly from the gross negligence or willful misconduct of Beneficiary or its agents acting under its control. If any claim or demand is made or asserted against Beneficiary by reason of any event as to which Grantor is obligated to indemnify or defend Beneficiary, then, upon demand by Beneficiary, Grantor, at Grantor's sole cost and expense, shall defend such claim, action or proceeding in Beneficiary's name, if necessary, by such attorneys as Beneficiary shall approve (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, Beneficiary may, in Beneficiary's reasonable discretion, engage its own attorneys to defend it or assist in its defense and Grantor shall pay the reasonable fees and disbursements of such attorneys.

Failure of Grantor to Act. If Grantor fails to make any payment or do any act as herein provided, Beneficiary or Trustee may, without obligation to do so, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of

Beneficiary appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Grantor to Beneficiary hereunder shall be payable by Grantor immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate (as defined in the Note). All sums so expended or demanded by Beneficiary and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the remaining paragraphs of the section entitled "**Notice of Default**", constitute an "Event of Default".

Notice of Default. A default in any provision, covenant, agreement or warranty contained in the Note or in any other Loan Document occurring prior to Breakeven shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such default to Grantor and Grantor shall not have cured such default within the notice and cure period set forth in the follow two immediately succeeding paragraphs below; it being understood that during the continuation of such default, Beneficiary shall not be obligated to make any additional advances of principal of the Note if there exists a Pre-Breakeven Monetary Default or Pre-Breakeven Non-Monetary Default (as such terms are hereinafter defined) under the Loan Documents with respect to which Beneficiary shall have given Grantor notice pursuant to the section hereof entitled "**Notice of Default**". Upon the failure of Grantor to cure any such default within the notice and cure period set forth in the following two immediately succeeding paragraphs below, Beneficiary, in addition to all other rights and remedies provided it or the Trustee (including, without limitation, the acceleration of the Indebtedness), may enter upon and take possession of the Property for the purpose of completing the construction of the improvements being financed by the Indebtedness.

In the case of a default in any payment required under the Loan Documents, whether or not payable to Beneficiary (a "Pre-Breakeven Monetary Default"), Beneficiary shall give Grantor notice of such Pre-Breakeven Monetary Default and Grantor shall cure such Pre-Breakeven Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate from the date of default to the date of cure on amounts owed to Beneficiary) within 5 Business Days (as defined in the Note) thereafter.

In the case of any other default under the Loan Documents (a "Pre-Breakeven Non-Monetary Default"), Beneficiary shall give Grantor notice of such Pre-Breakeven Non-Monetary Default and Grantor shall cure such default within 10 Business Days thereafter (or, if the Pre-Breakeven Non-Monetary Default is not curable within 10 Business days, Grantor shall diligently undertake and continue to pursue the curing of

such Pre-Breakeven Non-Monetary Default; however, in no such event shall such cure period exceed 60 days).

Upon the occurrence of a default subsequent to Breakeven, Beneficiary shall not accelerate the Indebtedness unless Beneficiary shall have given a written notice of such default to Grantor and Grantor shall not have cured such default within the notice and cure period set forth in the following two immediately succeeding paragraphs below:

In the case of a default in any payment required under the Loan Documents, whether or not payable to Beneficiary, (a "Monetary Default"), Beneficiary shall have given Grantor notice of such Monetary Default and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate from the date of default to the date of cure on amounts owed to Beneficiary) within 5 Business Days thereafter;

In the case of any other default under the Loan Documents (a "Non-Monetary Default"), Beneficiary shall have given Grantor notice of such Non-Monetary Default and Grantor shall not have cured such default within 30 days thereafter (or, if the Non-Monetary Default is not curable within 30 days, Grantor shall not have (i) diligently undertaken and continued to pursue the curing of such Non-Monetary Default and (ii) upon the request of Beneficiary, deposited an amount sufficient to cure such Non-Monetary Default or such other amount reasonably determined by Beneficiary to adequately protect Beneficiary to be held in an escrow account reasonably satisfactory to Beneficiary.

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

Substitution of Trustee. Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, without notice to, or the resignation or withdrawal by, the existing Trustee and without recordation of such written appointment unless notice or recordation is required by the laws of the jurisdiction in which the Property is located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Beneficiary (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and whether or not the same shall then be occupied by the owner of the equity

of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Beneficiary, become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, to the extent permitted by applicable law, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may complete construction of the buildings and improvements and manage, rent or lease the Property or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, to the extent permitted by applicable law, either after or without such entry, after advertisement on a weekly basis for two weeks or on a daily basis for three days, to sell and dispose of the Property en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor therein, by advertisement or in any manner provided by applicable law, (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE, TO THE EXTENT PERMITTED BY APPLICABLE LAW), and to issue, execute and deliver a deed of conveyance, all as then may be provided by applicable law; and Trustee, to the extent permitted by applicable law, shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorneys' fees as herein provided, pay to Beneficiary or the legal holder of the Indebtedness the amount thereof, including all sums advanced or expended by Beneficiary or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor, the heirs, successors and assigns of Grantor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Grantor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Prohibition on Transfer/One-Time Transfer. The present ownership and management of the Property is a material consideration to Beneficiary in making the loan secured by this instrument, and Grantor shall not (i) convey title to all or any part of the Property, (ii)

enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Grantor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Grantor shall constitute a default under the terms of this instrument.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of Grantor; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of Grantor; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of Grantor; or, in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of Grantor.

Notwithstanding the foregoing, Beneficiary's consent shall not be required for a Change in the Proportionate Ownership of Grantor provided that: (1) Saul Holdings Limited Partnership remains the sole managing member and whole owner of Grantor, (2) Saul Centers, Inc. remains the sole managing general partner of Saul Holdings Limited Partnership, (3) the B. Francis Saul II Family (as hereinafter defined) continues to own, directly or indirectly, a greater than 10% interest in Grantor, (4) the B. Francis Saul II Family continues to control the day-to-day management, decision-making, and operation of Grantor, Saul Holdings Limited Partnership, Saul Centers, Inc. and the Property, and (5) such transfer does not have an adverse effect on the value or priority of Beneficiary's security interest in the collateral under the Loan Documents or on Beneficiary's access thereto under the Loan Documents (Requirements 1 through 5 shall hereinafter be collectively referred to as the "Saul Family Ownership and Control Requirements").

For avoidance of doubt, Beneficiary's consent shall not be required for a Change in the Proportionate Ownership of Grantor resulting from the transfer, sale, issuance or redemption of common stock of Saul Centers, Inc. that is traded on a national securities exchange or in the over-the-counter securities market ("Publicly Traded Saul Centers, Inc. Stock"), provided that the Saul Family Ownership and Control Requirements remain satisfied at all times.

"B. Francis Saul II Family" means B. Francis Saul, his spouse, his descendants and their spouses, any trusts or estates for the benefit of said parties, and any entities owned and controlled (ownership and voting interests in excess of 51%) by said parties.

Financial Statements. Grantor agrees to furnish to Beneficiary:

(A) the following financial statements for the Property within 90 days after the close of each fiscal year of the Grantor (the "Property Financial Statements Due Date"):

(i) an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, leasing commissions, tenant improvements, capital maintenance, common area renovation, and expansion; and

(ii) a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items; and

(iii) an operating budget for the current fiscal year; and

(iv) a sales report for such fiscal year identifying monthly and yearly sales by all tenants required under their leases to report sales; and

(B) the following financial statements that Beneficiary may, in Beneficiary's sole discretion, require from time to time within 20 days after receipt of a written request from Beneficiary (the "Requested Financial Statements Due Date")

(i) an unaudited balance sheet for the Property as of the last day of Grantor's most recently closed fiscal year; and

(ii) an unaudited balance sheet for Grantor as of the last day of Grantor's most recently closed fiscal year; and

(iii) an unaudited balance sheet for the Principal as of the last day of each such Principal's most recently closed fiscal year; and

(iv) an unaudited statement of cash flows for the Property as of the last day of Grantor's most recently closed fiscal year; and

(v) an unaudited statement of cash flows for the Grantor as of the last day of Grantor's most recently closed fiscal year; and

(vi) an unaudited statement of cash flows for each Principal as of the last day of each such Principal's most recently closed fiscal year; and

(C) the following financial statements for each Anchor Tenant (as hereinafter defined) that Beneficiary may, in Beneficiary's sole discretion, require from time to time within 20 days after receipt of a written request from Beneficiary but only to the extent such Anchor Tenant is required to deliver such financial statements to Grantor under the terms of such

retail lease agreement (notwithstanding the foregoing, so long as Grantor makes commercially reasonable efforts to obtain such financial statements from such Anchor Tenant, Grantor's failure to deliver such financial statements shall not constitute a default under the Loan Documents) (the "Tenant Financial Statements Due Date"):

(i) an audited or unaudited balance sheet as of the last day of such Anchor Tenant's most recently closed fiscal year; and

(ii) an audited or unaudited statement of cash flows as of the last day of such Anchor Tenant's most recently closed fiscal period.

Furthermore, Grantor shall furnish to Beneficiary within 20 days after receipt of a written request from Beneficiary such reasonable financial and management information in the possession of, or accessible to, Grantor which Beneficiary determines to be useful in Beneficiary's monitoring of the value and condition of the Property, Grantor or Principal.

The Property Financial Statements Due Date, the Requested Financial Statements Due Date, and the Tenant Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 90th day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii), (B)(i) through (B)(vi), (C)(i) and (C)(ii) above, shall each be prepared in accordance with generally accepted accounting principles by a certified public accountant reasonably satisfactory to Beneficiary. All unaudited statements for the Property, Grantor or Principal, shall contain a certification by a senior officer of Grantor or Principal stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Grantor. The expense of preparing all of the financial statements required in (C) above, shall be borne by Grantor or such Anchor Tenant.

Grantor acknowledges that Beneficiary requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

In addition to all other remedies available to Beneficiary hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Beneficiary as required in this section entitled "**Financial Statements**" and in the section entitled "**Taxes and Special Assessments**", within 30 days after Beneficiary shall have given written notice to Grantor that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

(y) Beneficiary may elect to obtain an independent appraisal and audit of the Property at Grantor's expense, and Grantor agrees that it will, upon request, promptly make Grantor's books and records regarding the Property available to Beneficiary and the person(s) performing the appraisal and audit (which obligation Grantor agrees can be specifically enforced by Beneficiary).

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to reflect the Increased Rate with no change in the amortization of the unpaid principal balance. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the date (the "Receipt Date") on which all of the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Beneficiary) shall be furnished to or made available to Beneficiary as required. Commencing on the Receipt Date, interest on the unpaid principal balance of the Note shall again accrue at the Interest Rate and payments shall be restored to the amount prior to the implementation of the Increased Rate. Notwithstanding the foregoing, Beneficiary shall have the right to conduct an independent audit at its own expense at any time.

Property Management. The management company for the Property shall be satisfactory to Beneficiary. Any change in the management company without the prior written consent of Beneficiary shall constitute a default under this instrument. Beneficiary acknowledges and approves self-management of the Property by Grantor's parent company, Saul Holdings Limited Partnership.

Parking Management/Leasing. The parking management company and the parking management or leasing agreement shall be reasonably satisfactory to Beneficiary. Any change in the management company or material amendment to the parking management or leasing agreement without the prior written consent of Beneficiary shall constitute a default under this instrument.

Deposits by Grantor. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), following the occurrence of an Event of Default, Beneficiary shall thenceforth have the option to require that Grantor remit monthly escrow payments for real estate taxes and special assessments in amounts satisfactory to Beneficiary. Such amounts shall be held by Beneficiary. If at any time the funds so held by Beneficiary shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, immediately deposit such

additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such real estate taxes and special assessments and, at the option of Beneficiary after an Event of Default, the Indebtedness. Beneficiary may deduct from any amounts so held, any fees, costs or expenses incurred in connection with holding such amounts and/or paying amounts to taxing authorities or other parties, including, without limitation any fees, costs or expenses associated with paying amounts via e-check or electronically.

Interest on such deposits shall accrue to the benefit of Grantor. The average daily balance of the funds so held by Beneficiary during a month (the "Applicable Month") shall be credited with interest on the first day of the following month at a rate equal to the 30-Day United States Treasury Bill Yield. The "30-Day United States Treasury Bill Yield" means the "Ask Yield" on the first Business Day (as defined in the Note) of the Applicable Month for United States Treasury bills maturing the closest to 30 days from the first day of the Applicable Month as reported by The Wall Street Journal or a similar yield as reasonably determined by Beneficiary.

Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Grantor shall be addressed to Grantor at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, MD 20814, Attn: Scott V. Schneider, CFO, with copies to: 7501 Wisconsin Avenue, Suite 1500E, Bethesda, MD 20814, Attn: Debra Stencel, General Counsel; and to Polsinelli PC, 1401 Eye Street N.W., Suite 800, Washington, D.C. 200005, Attn: Diane Shapiro Richer, Esq., or such other addresses in the United States of America as Grantor shall designate in a notice to Beneficiary given in the manner described herein. Any notice sent to Beneficiary shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Beneficiary shall designate in a notice given in the manner described herein. Any notice given to Beneficiary shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

Modification of Terms. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the

time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Beneficiary may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Beneficiary" shall include the owner and holder of the Note.

Legal Enforceability. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Grantor shall be limited as provided in the Note.

Miscellaneous. Time is of the essence in each of the Loan Documents. The remedies of Beneficiary as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Beneficiary of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Grantor and Beneficiary. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Waiver of Jury Trial. Each of Beneficiary and Grantor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Beneficiary is a party.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

Statutory Provisions. This instrument is made under and pursuant to the provisions of the Code of Virginia, Sections 55-58.1, 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4, 55-60 and 55-63, as amended, and shall be construed to impose and confer upon the Grantor, Trustee and Beneficiary all the rights, duties and obligations prescribed in said Sections 55-58.1, 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4, 55-60 and 55-63, as amended, except as herein otherwise restricted, expanded or changed herein, including, without limitation, the following rights, duties and obligations described in short form:

(a) All exemptions are hereby waived;

(b) Subject to (call) on default;

(c) Renewal, extension or reinstatement permitted;

(d) Substitution of trustee permitted; substitution of trustee(s) collectively or of any of them individually by Beneficiary for any reason whatsoever and any number of times without exhaustion of the right to do so;

(e) Advertisement required, once a week for two successive weeks or on a daily basis for three days;

(f) Any trustee may act;

(g) Trustee may require a deposit in the amount of two percent (2%) of the unpaid Indebtedness, or Fifty Thousand Dollars ($50,000.00), whichever is greater, to accompany each bid at foreclosure sale or sale in lieu thereof.

(Remainder of page intentionally left blank;
Signature of Grantor follows)

IN WITNESS WHEREOF, this instrument has been executed by the Grantor as of the day and year first above written.

GRANTOR:

750 NORTH GLEBE LLC
a Delaware limited liability company

By: [signature]
Name: B. Francis Saul II
Title: Chief Executive Officer

STATE OF Maryland)
)ss.
COUNTY OF Montgomery)

The foregoing instrument was acknowledged before me this 16th day of August, 2017, by B. Francis Saul II, CEO, of 750 North Glebe LLC and acknowledged the execution of the foregoing instrument as the act and deed of said limited liability company.

My commission expires:
March 8, 2020

[Notarial Seal] YZZA MICHELLE RAMOS NOTARY PUBLIC PRINCE GEORGE'S CO., MD Commission Expires 03/08/2020

Yzza Michelle Ramos, Notary Public

This instrument was prepared by Matthew Heinke, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

EXHIBIT "A"

(Description of Property)

All those lots or parcels of land, together with the improvements thereon and appurtenances thereunto belonging, lying, situate and being in Arlington County, Virginia, being more particularly described as follows:

Parcel D, Richland Subdivision, containing 112,401 square feet, or 2.580 acres, more or less, as shown on the plat entitled, "Plat Showing the Resubdivision of Lots 48 and 49, Lots 65, 66, and 67, Part Lots 46 and 47, Part Lots 59 through 64, Part Lots 101 through 104 Deed Book 125, Page 465, Outlot B and Part Parcel C, Deed Book 1736, Page 423, Part Lots 105A, 107A, and 109A Deed Book 1035, Page 241, and Vacated Portion of 12' Alley, Instrument No. 20170100008436, Richland Subdivision" attached to the Deed of Resubdivision by 750 North Glebe LLC, a Delaware limited liability company dated July 10, 2017 and recorded July 26, 2017 as Instrument No. 20170100015058 among the Land Records of Arlington County, Virginia.